UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2010

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)          (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 19, 2010, our shareholders approved the Select Comfort Corporation 2010 Omnibus Incentive Plan (the “2010 Incentive Plan”).  The purpose of the 2010 Incentive Plan is to advance the interests of the company and its shareholders by enabling the company and its subsidiaries to (i) attract and retain qualified individuals to perform services, (ii) provide incentive compensation for such individuals that is linked to the growth and profitability of the company and enhancement of shareholder value, and (iii) provide opportunities for equity participation that align the interests of key employees and board members with those of our shareholders.

The 2010 Incentive Plan replaces the Select Comfort Corporation 1990 Omnibus Stock Option Plan (As Amended and Restated), the Select Comfort Corporation 1997 Stock Incentive Plan (As Amended and Restated), the Select Comfort Corporation 2004 Stock Incentive Plan (As Amended and Restated as of January 1, 2007) and the Select Comfort Corporation Executive and Key Employee Incentive Plan, referred to collectively as the “Prior Plans.”  No new awards will be granted under these Prior Plans and any shares of our common stock available for issuance under the Prior Plans that are not subject to outstanding awards will no longer be available for issuance under the Prior Plans or the 2010 Incentive Plan.  The terms of the Prior Plans, as applicable, will continue to govern the outstanding awards under such Prior Plans, until exercised, expired, paid or otherwise terminated or canceled.

The 2010 Incentive Plan permits the Management Development and Compensation Committee of the Board of Directors, or a subcommittee thereof, to grant to eligible employees, directors and consultants of the company non-statutory and incentive stock options, stock appreciation rights (also known as SARs), restricted stock awards, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock based awards.  Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2010 Incentive Plan is 3,000,000 shares, plus the number of shares subject to awards outstanding under the Prior Plans as of May 19, 2010 (the date of shareholder approval of the 2010 Incentive Plan), but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares.

The 2010 Incentive Plan is more fully described in the company’s Proxy Statement for its 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 6, 2010.  A copy of the 2010 Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 20, 2010, the company filed with the Secretary of State of the State of Minnesota Articles of Amendment of the company’s Third Restated Articles of Incorporation to provide for a plurality voting standard in the case of contested elections of directors.  This amendment was approved by our shareholders at the company’s 2010 Annual Meeting of Shareholders held on May 19, 2010 and was more fully described in the company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2010.  A copy of the Articles of Amendment of the company’s Third Restated Articles of Incorporation dated May 20, 2010 is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The final results of the voting at the company’s 2010 Annual Meeting of Shareholders held on May 19, 2010 were as follows:

1.           David T. Kollat and William R. McLaughlin were each elected by shareholders for three-year terms expiring at the 2013 Annual Meeting or until their successors are elected and qualified, in accordance with the following voting results:

Nominees	For	Withheld	Broker Non-Votes
David T. Kollat	29,503,183	3,242,121	11,145,812
William R. McLaughlin	29,536,557	3,208,747	11,145,812

2.           The proposal to approve the Select Comfort Corporation 2010 Omnibus Incentive Plan was approved by shareholders, in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
26,029,019	5,673,533	1,042,752	11,145,812

3.           The proposal to approve the amendment to the company’s Third Restated Articles of Incorporation to adopt a plurality vote standard in contested elections of directors was approved by shareholders, in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
31,119,375	334,132	1,291,797	11,145,812

4.           The proposal to approve the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2010 fiscal year was approved by shareholders, in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
42,867,099	22,630	1,001,387	0

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1	Articles of Amendment of the Third Restated Articles of Incorporation dated May 20, 2010

10.1	Select Comfort Corporation 2010 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 25, 2010	By:
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description

3.1	Articles of Amendment of the Third Restated Articles of Incorporation dated May 20, 2010

10.1	Select Comfort Corporation 2010 Omnibus Incentive Plan